                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): December 9, 2013

                              ADIA NUTRITION, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                       P.O. Box 636, Kurtistown, HI 96760
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (831) 241-4900

          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Adia Nutrition, Inc. (the "Company") filed a Notice of Termination of Registration on September 25, 2008 and therefore is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 (the "34 Act"). Nonetheless, the Company files this Current Report for the sole purpose of informing shareholders and the public of certain events. This filing is not intended to imply that the Company intends to become subject to the 34 Act or comply with any other disclosure or filing requirements thereof.

Adia Nutrition, Inc. announced in a previous filing that it is adopting a new corporate name, Homeland Forensics, Inc., that it has formed and intends to spin-out a subsidiary known as Public Startup Company, Inc. to enable secure Internet-based crowd funding, and that it has entered into a Letter of Intent to license the assets of its existing nutrition and probiotics business to LiveWire Ergogenics, Inc. (OTCQB: LVVV) in a revised strategy to maximize the value of its legacy business assets in the fields of security and forensics.

On December 2, 2013 the Company's CEO, Jason Coombs, was contacted by the Securities and Exchange Commission (SEC) Division of Enforcement regarding the matter of Public Startup Company, Inc. and previous and ongoing JOBS Act public offerings of unregistered securities commenced in compliance with the revised federal securities laws pursuant to the JOBS Act, including but not limited to initial and secondary public offerings initiated under the new SEC Rule known as Regulation D Rule 506(c).

Regulation D Rule 506(c) was created by the SEC, at the direction of Congress and the Executive Branch of the U.S. federal government, to implement Title II of the Jumpstart Our Business Startups Act. More information about this Act is available from the SEC Website:

http://www.sec.gov/spotlight/jobs-act.shtml

Between December 2, 2013 and December 5, 2013 the SEC Division of Enforcement delivered the attached letter, and other correspondence, by e-mail, along with a Form 1662, a copy of which can be found on the SEC.GOV website, here:

http://www.sec.gov/about/forms/sec1662.pdf

The SEC Division of Enforcement is now conducting an "informal inquiry" into federal securities law compliance by Jason Coombs and Public Startup Company. The Company, its subsidiaries, and its CEO, Jason Coombs, have been supplying copies of general solicitation and general advertising materials planned to be used in connection with Rule 506(c) public offerings. More information can be found at the SEC.GOV website for voluntary submissions of such materials, here:

https://www.sec.gov/forms/rule506c

A press release is being published by the Company today in response to these events, and the Company, its Officers and Directors, and its subsidiaries, are each cooperating voluntarily with the Commission's informal inquiry.

The inquiry is considered "confidential and non-public" by the SEC, however the existence of the inquiry and details concerning it are not required to be kept secret by the Company. Because this is a "confidential and non-public" informal inquiry, the Company may not receive a final notice from the SEC Division of Enforcement indicating whether the Company and its Officers and Directors were found to be in compliance. The next step in the enforcement process may simply be the initiation of civil litigation by the SEC, or a referral to appropriate law enforcement agencies for further investigation and potential prosecution.

The Company will provide timely updates on this important matter when possible.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit 1. Letter from The Securities and Exchange Commission to Jason Coombs


--------------------------------------------------------------------------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2013

                                   Adia Nutrition, Inc.

                                   By: /s/ Jason Coombs
                                       -------------------------------------
                                       Jason Coombs, Chief Executive Officer